Exhibit 99.1

McKESSON REPORTS FISCAL 2014 THIRD-QUARTER RESULTS

•	Revenues of $34.3 billion for the third quarter, up 10%.

•	Distributions Solutions adjusted operating profit growth of 37%.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $0.67, down 47%.

•	Third-quarter Adjusted Earnings per diluted share from continuing operations of $1.45, up 1%.

•	Fiscal 2014 Outlook: Adjusted Earnings per diluted share from continuing operations of $8.05 to $8.20.

SAN FRANCISCO, January 30, 2014 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2013 were $34.3 billion, up 10% compared to $31.1 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $0.67 compared to $1.27 a year ago. Third-quarter GAAP earnings per diluted share from continuing operations includes charges of $142 million, or 37 cents per share, related to LIFO adjustments, $122 million, or 52 cents per share, related to an ongoing dispute with the Canada Revenue Agency and $42 million, or 18 cents per share, in the Technology Solutions segment from restructuring actions in the Horizon Clinicals software platform. Third-quarter GAAP earnings per diluted share was $0.28 which includes a 39 cent loss from discontinued operations.

Third-quarter Adjusted Earnings per diluted share from continuing operations was $1.45 compared to $1.44 a year ago. Third-quarter Adjusted Earnings per share includes charges of $122 million, or 52 cents per share, related to the Canadian dispute and $42 million, or 18 cents per share, in the Technology Solutions segment.

“We are extremely pleased by the third-quarter performance of our Distribution Solutions segment where adjusted operating profit grew by 37% and our full-year view of the performance in Distribution Solutions is better than our previous expectations,” said John H. Hammergren, chairman and chief executive officer. “This operating strength is offset by an increase in our tax reserves due to a dispute with the Canadian tax authorities and a charge in our Technology Solutions segment as we continue to align our Horizon Clinicals software platform development efforts and size the organization appropriately given regulatory delays. As a result, we are updating our previous outlook and now expect Adjusted Earnings per diluted share of $8.05 to $8.20 for the fiscal year ending March 31, 2014.”

For the first nine months of the fiscal year, McKesson generated cash from operations of $472 million, and ended the quarter with cash and cash equivalents of $2.4 billion. During the first nine months of the fiscal year, McKesson paid $154 million in dividends, had internal capital spending of $296 million, and spent $116 million on acquisitions.

Segment Results

Distribution Solutions revenues were up 10% in the third quarter, driven mainly by strong growth in U.S. pharmaceutical direct distribution and services revenues due to market growth and our mix of business.

Canadian revenues, on a constant currency basis, increased 12% for the third quarter primarily due to market growth and new customer wins. Including an unfavorable currency impact of 6%, Canadian revenues increased 6% for the third quarter.

Medical-Surgical distribution and services revenues were up 67% for the third quarter driven primarily by the acquisition of PSS World Medical and market growth.

In the third quarter, Distribution Solutions GAAP operating profit was $552 million and GAAP operating margin was 1.65%. Third-quarter adjusted operating profit was $783 million and the adjusted operating margin was 2.34%.

Technology Solutions revenues were up 6% in the third quarter compared to the prior year driven primarily by acquisitions completed in the prior year. GAAP operating profit was $37 million for the third quarter and GAAP operating margin was 4.72%. Adjusted operating profit was $67 million for the third quarter and adjusted operating margin was 8.55%. Technology Solutions third-quarter segment results include a charge of $42 million driven by restructuring actions in the Horizon Clinicals software platform.

Fiscal Year 2014 Outlook

McKesson expects Adjusted Earnings per diluted share from continuing operations between $8.05 and $8.20 for the fiscal year ending March 31, 2014, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of 76 cents per diluted share, based on acquisitions closed to date.

•	Acquisition expenses and related adjustments of 55 cents per diluted share.

•	Litigation reserve adjustments of approximately 23 cents per diluted share.

•	LIFO inventory-related charges of 71 to 77 cents per diluted share.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate, finance and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 (from the U.S. and Canada) or 719-457-0820 (from all other countries) and the pass code is 8657683. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Revenues	$34,306	$31,099	10%	$99,468	$91,553	9%
Cost of sales (1) (2)	(32,466)	(29,454)	10	(93,699)	(86,664)	8

Gross profit	1,840	1,645	12	5,769	4,889	18

Operating expenses (2) (3)	(1,337)	(1,147)	17	(3,890)	(3,230)	20
Litigation charges (4)	(18)	—	—	(68)	(60)	13
Gain on business combination (5)	—	—	—	—	81	—

Total operating expenses	(1,355)	(1,147)	18	(3,958)	(3,209)	23

Operating income	485	498	(3)	1,811	1,680	8
Other income (loss), net	(8)	10	—	7	28	(75)
Interest expense	(69)	(59)	17	(187)	(170)	10

Income from continuing operations before income taxes	408	449	(9)	1,631	1,538	6
Income tax expense (6)	(252)	(143)	76	(639)	(454)	41

Income from continuing operations	156	306	(49)	992	1,084	(8)
Loss from discontinued operations, net of tax (7)	(92)	(8)	—	(100)	(5)	—

Net income	$64	$298	(79)	$892	$1,079	(17)

Earnings (loss) per common share (8)
Diluted
Continuing operations	$0.67	$1.27	(47)%	$4.26	$4.51	(6)%
Discontinued operations	(0.39)	(0.03)	—	(0.43)	(0.02)	—

Total	$0.28	$1.24	(77)	$3.83	$4.49	(15)

Basic
Continuing operations	$0.68	$1.30	(48)%	$4.34	$4.60	(6)%
Discontinued operations	(0.40)	(0.03)	—	(0.44)	(0.02)	—

Total	$0.28	$1.27	(78)	$3.90	$4.58	(15)

Weighted average common shares
Diluted	234	240	(3)%	233	240	(3)%
Basic	230	235	(2)	229	236	(3)

(1)	Cost of sales for the third quarter and first nine months of fiscal year 2014 includes charges of $142 million and $186 million and, for the third quarter and first nine months of fiscal year 2013 includes charges of $2 million and $5 million, which were recorded in our Distribution Solutions segment related to our last-in-first-out (“LIFO”) method of accounting for inventories.
(2)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses. These charges, as reported under GAAP, primarily consist of $35 million of product alignment charges, $15 million of integration-related expenses and $7 million of reduction-in-workforce severance charges.
(3)	Distribution Solutions segment operating expenses for the third quarter and first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(4)	Represent charges for the Average Wholesale Price (“AWP”) litigation.
(5)	For the first nine months of fiscal year 2013, operating expenses include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(6)	Income tax expense includes a charge of $122 million for fiscal year 2014 relating to our litigation with the Canadian Revenue Agency.
(7)	Represents our International Technology and Hospital Automation businesses in our Technology Solutions segment and a small business in our Distribution Solutions segment. For the third quarter and first nine months of fiscal year 2014, loss from discontinued operations, net, includes an $80 million pre-tax and after-tax impairment charge related to our International Technology business.
(8)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2013						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$34,306	$—	$—	$—	$—	$34,306	10%	10%

Gross profit (1)	$1,840	$4	$3	$—	$142	$1,989	12	21
Operating expenses (1)	(1,355)	66	40	18	—	(1,231)	18	13
Other income (loss), net	(8)	—	13	—	—	5	—	(50)
Interest expense	(69)	—	10	—	—	(59)	17	2

Income from continuing operations before income taxes	408	70	66	18	142	704	(9)	37
Income tax expense (2)	(252)	(27)	(23)	(7)	(56)	(365)	76	120

Income from continuing operations	$156	$43	$43	$11	$86	$339	(49)	(3)

Diluted earnings per common share from continuing operations (4)	$0.67	$0.19	$0.17	$0.05	$0.37	$1.45	(47)%	1%

Diluted weighted average common shares	234	234	234	234	234	234	(3)%	(3)%

	Quarter Ended December 31, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$31,099	$—	$—	$—	$—	$31,099
Gross profit	$1,645	$3	$—	$—	$2	$1,650
Operating expenses (3)	(1,147)	49	10	—	—	(1,088)
Other income, net	10	—	—	—	—	10
Interest expense	(59)	—	1	—	—	(58)

Income from continuing operations before income taxes	449	52	11	—	2	514
Income tax expense	(143)	(20)	(2)	—	(1)	(166)

Income from continuing operations	$306	$32	$9	$—	$1	$348

Diluted earnings per common share from continuing operations (4)	$1.27	$0.14	$0.03	$—	$—	$1.44

Diluted weighted average common shares	240	240	240	—	240	240

(1)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of reduction-in-workforce severance charges.
(2)	Income tax expense includes a charge of $122 million for fiscal year 2014 relating to our litigation with the Canadian Revenue Agency.
(3)	Distribution Solutions segment operating expenses for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(4)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition related expenses - Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price litigation matter, as such term was defined in the Company’s Annual Report on
Form 10-K for the fiscal year ended March 31, 2013.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2013						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$99,468	$—	$—	$—	$—	$99,468	9%	9%

Gross profit (1)	$5,769	$15	$3	$—	$186	$5,973	18	22
Operating expenses (1)	(3,958)	196	66	68	—	(3,628)	23	18
Other income, net	7	—	13	—	—	20	(75)	(29)
Interest expense	(187)	—	10	—	—	(177)	10	5

Income from continuing operations before income taxes	1,631	211	92	68	186	2,188	6	30
Income tax expense (2)	(639)	(79)	(33)	(15)	(73)	(839)	41	65

Income from continuing operations	$992	$132	$59	$53	$113	$1,349	(8)	15

Diluted earnings per common share from continuing operations (5)	$4.26	$0.57	$0.24	$0.23	$0.49	$5.79	(6)%	18%

Diluted weighted average common shares	233	233	233	233	233	233	(3)%	(3)%

	Nine Months Ended December 31, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$91,553	$—	$—	$—	$—	$91,553
Gross profit	$4,889	$9	$—	$—	$5	$4,903
Operating expenses (3) (4)	(3,209)	138	(67)	60	—	(3,078)
Other income, net	28	—	—	—	—	28
Interest expense	(170)	—	1	—	—	(169)

Income from continuing operations before income taxes	1,538	147	(66)	60	5	1,684
Income tax expense	(454)	(55)	27	(23)	(2)	(507)

Income from continuing operations	$1,084	$92	$(39)	$37	$3	$1,177

Diluted earnings per common share from continuing operations (5)	$4.51	$0.38	$(0.16)	$0.15	$0.01	$4.89

Diluted weighted average common shares	240	240	240	240	240	240

(1)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of reduction-in-workforce severance charges.
(2)	Income tax expense includes a charge of $122 million for fiscal year 2014 relating to our litigation with the Canadian Revenue Agency.
(3)	Distribution Solutions segment operating expenses for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(4)	For the first nine months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(5)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2013			Quarter Ended December 31, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
Direct distribution & services	$24,859	$—	$24,859	$22,386	$—	$22,386	11%		11%
Sales to customers’ warehouses	4,416	—	4,416	4,468	—	4,468	(1)		(1)

Total U.S. pharmaceutical distribution & services	29,275	—	29,275	26,854	—	26,854	9		9
Canada pharmaceutical distribution & services	2,785	—	2,785	2,633	—	2,633	6		6
Medical-Surgical distribution & services	1,462	—	1,462	874	—	874	67		67

Total Distribution Solutions	33,522	—	33,522	30,361	—	30,361	10		10

Technology Solutions
Services	658	—	658	598	—	598	10		10
Software	107	—	107	120	—	120	(11)		(11)
Hardware	19	—	19	20	—	20	(5)		(5)

Total Technology Solutions	784	—	784	738	—	738	6		6

Revenues	$34,306	$—	$34,306	$31,099	$—	$31,099	10		10

GROSS PROFIT
Distribution Solutions (1)	$1,499	$142	$1,641	$1,287	$2	$1,289	16		27
Technology Solutions (2)	341	7	348	358	3	361	(5)		(4)

Gross profit	$1,840	$149	$1,989	$1,645	$5	$1,650	12		21

OPERATING EXPENSES
Distribution Solutions (3)	$(950)	$89	$(861)	$(769)	$44	$(725)	24		19
Technology Solutions (2)	(303)	23	(280)	(266)	15	(251)	14		12
Corporate	(102)	12	(90)	(112)	—	(112)	(9)		(20)

Operating expenses	$(1,355)	$124	$(1,231)	$(1,147)	$59	$(1,088)	18		13

OTHER INCOME (LOSS), NET
Distribution Solutions	$3	$—	$3	$7	$—	$7	(57)		(57)
Technology Solutions	(1)	—	(1)	—	—	—	—		—
Corporate	(10)	13	3	3	—	3	—		—

Other income (loss), net	$(8)	$13	$5	$10	$—	$10	—		(50)

OPERATING PROFIT
Distribution Solutions (1) (3)	$552	$231	$783	$525	$46	$571	5		37
Technology Solutions (2)	37	30	67	92	18	110	(60)		(39)

Operating profit	589	261	850	617	64	681	(5)		25
Corporate	(112)	25	(87)	(109)	—	(109)	3		(20)

Income from continuing operations before interest expense and income taxes	$477	$286	$763	$508	$64	$572	(6)		33

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (3)	1.65%		2.34%	1.73%		1.88%	(8	) bp	46 bp
Technology Solutions (2)	4.72		8.55	12.47		14.91	(775)		(636)

(1)	For the third quarters of fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $142 million and $2 million.
(2)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses.
(3)	Results for the third quarter of fiscal year 2014, as reported under GAAP, include AWP litigation charges of $18 million. Results for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2013			Nine Months Ended December 31, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)
REVENUES
Distribution Solutions
Direct distribution & services	$71,620	$—	$71,620	$64,625	$—	$64,625	11%		11%
Sales to customers’ warehouses	13,204	—	13,204	14,621	—	14,621	(10)		(10)

Total U.S. pharmaceutical distribution & services	84,824	—	84,824	79,246	—	79,246	7		7
Canada pharmaceutical distribution & services	7,984	—	7,984	7,559	—	7,559	6		6
Medical-Surgical distribution & services	4,286	—	4,286	2,542	—	2,542	69		69

Total Distribution Solutions	97,094	—	97,094	89,347	—	89,347	9		9

Technology Solutions
Services	1,975	—	1,975	1,777	—	1,777	11		11
Software	338	—	338	357	—	357	(5)		(5)
Hardware	61	—	61	72	—	72	(15)		(15)

Total Technology Solutions	2,374	—	2,374	2,206	—	2,206	8		8

Revenues	$99,468	$—	$99,468	$91,553	$—	$91,553	9		9

GROSS PROFIT
Distribution Solutions (1)	$4,642	$187	$4,829	$3,841	$7	$3,848	21		25
Technology Solutions (2)	1,127	17	1,144	1,048	7	1,055	8		8

Gross profit	$5,769	$204	$5,973	$4,889	$14	$4,903	18		22

OPERATING EXPENSES
Distribution Solutions (3)	$(2,799)	$267	$(2,532)	$(2,212)	$173	$(2,039)	27		24
Technology Solutions (2)	(857)	50	(807)	(777)	39	(738)	10		9
Corporate (4)	(302)	13	(289)	(220)	(81)	(301)	37		(4)

Operating expenses	$(3,958)	$330	$(3,628)	$(3,209)	$131	$(3,078)	23		18

OTHER INCOME (LOSS), NET
Distribution Solutions	$13	$—	$13	$17	$—	$17	(24)		(24)
Technology Solutions	(1)	—	(1)	3	—	3	—		—
Corporate	(5)	13	8	8	—	8	—		—

Other income (loss), net	$7	$13	$20	$28	$—	$28	(75)		(29)

OPERATING PROFIT
Distribution Solutions (1) (3)	$1,856	$454	$2,310	$1,646	$180	$1,826	13		27
Technology Solutions (2)	269	67	336	274	46	320	(2)		5

Operating profit	2,125	521	2,646	1,920	226	2,146	11		23
Corporate	(307)	26	(281)	(212)	(81)	(293)	45		(4)

Income from continuing operations before interest expense and income taxes	$1,818	$547	$2,365	$1,708	$145	$1,853	6		28

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (3)	1.91%		2.38%	1.84%		2.04%	7	bp	34	bp
Technology Solutions (2)	11.33		14.15	12.42		14.51	(109)		(36)

(1)	For the first nine months of fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $186 million and $5 million.
(2)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses.
(3)	Results for the first nine months of fiscal years 2014 and 2013, as reported under GAAP, include AWP litigation charges of $68 million and $60 million. Results for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(4)	For the first nine months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2013				Quarter Ended December 31, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$33,522	$784	$—	$34,306	$30,361	$738	$—	$31,099

Gross profit (1)	$1,499	$341	$—	$1,840	$1,287	$358	$—	$1,645
Operating expenses (1) (2)	(950)	(303)	(102)	(1,355)	(769)	(266)	(112)	(1,147)
Other income (loss), net	3	(1)	(10)	(8)	7	—	3	10

Income from continuing operations before interest expense and income taxes	552	37	(112)	477	525	92	(109)	508
Interest expense	—	—	(69)	(69)	—	—	(59)	(59)

Income from continuing operations before income taxes	$552	$37	$(181)	$408	$525	$92	$(168)	$449

Pre-Tax Adjustments:
Gross profit	$—	$4	$—	$4	$—	$3	$—	$3
Operating expenses	55	11	—	66	37	12	—	49

Amortization of acquisition-related intangibles	55	15	—	70	37	15	—	52

Gross profit	—	3	—	3	—	—	—	—
Operating expenses	16	12	12	40	7	3	—	10
Other income, net	—	—	13	13	—	—	—	—
Interest expense	—	—	10	10	—	—	1	1

Acquisition expenses and related adjustments	16	15	35	66	7	3	1	11

Operating expenses - Litigation reserve adjustments	18	—	—	18	—	—	—	—

Gross profit - LIFO-related adjustments	142	—	—	142	2	—	—	2

Total pre-tax adjustments	$231	$30	$35	$296	$46	$18	$1	$65

Adjusted Earnings (Non-GAAP):
Revenues	$33,522	$784	$—	$34,306	$30,361	$738	$—	$31,099

Gross profit (1)	$1,641	$348	$—	$1,989	$1,289	$361	$—	$1,650
Operating expenses (1) (2)	(861)	(280)	(90)	(1,231)	(725)	(251)	(112)	(1,088)
Other income, net	3	(1)	3	5	7	—	3	10

Income from continuing operations before interest expense and income taxes	783	67	(87)	763	571	110	(109)	572
Interest expense	—	—	(59)	(59)	—	—	(58)	(58)

Income from continuing operations before income taxes	$783	$67	$(146)	$704	$571	$110	$(167)	$514

(1)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses.
(2)	Distribution Solutions segment operating expenses for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2013				Nine Months Ended December 31, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$97,094	$2,374	$—	$99,468	$89,347	$2,206	$—	$91,553

Gross profit (1)	$4,642	$1,127	$—	$5,769	$3,841	$1,048	$—	$4,889
Operating expenses (1) (2) (3)	(2,799)	(857)	(302)	(3,958)	(2,212)	(777)	(220)	(3,209)
Other income, net	13	(1)	(5)	7	17	3	8	28

Income from continuing operations before interest expense and income taxes	1,856	269	(307)	1,818	1,646	274	(212)	1,708
Interest expense	—	—	(187)	(187)	—	—	(170)	(170)

Income from continuing operations before income taxes	$1,856	$269	$(494)	$1,631	$1,646	$274	$(382)	$1,538

Pre-Tax Adjustments:
Gross profit	$1	$14	$—	$15	$2	$7	$—	$9
Operating expenses	161	35	—	196	103	35	—	138

Amortization of acquisition-related intangibles	162	49	—	211	105	42	—	147

Gross profit	—	3	—	3	—	—	—	—
Operating expenses	38	15	13	66	10	4	(81)	(67)
Other income, net	—	—	13	13	—	—	—	—
Interest expense	—	—	10	10	—	—	1	1

Acquisition expenses and related adjustments	38	18	36	92	10	4	(80)	(66)

Operating expenses - Litigation reserve adjustments	68	—	—	68	60	—	—	60

Gross profit - LIFO-related adjustments	186	—	—	186	5	—	—	5

Total pre-tax adjustments	$454	$67	$36	$557	$180	$46	$(80)	$146

Adjusted Earnings (Non-GAAP):
Revenues	$97,094	$2,374	$—	$99,468	$89,347	$2,206	$—	$91,553

Gross profit (1)	$4,829	$1,144	$—	$5,973	$3,848	$1,055	$—	$4,903
Operating expenses (1) (2) (3)	(2,532)	(807)	(289)	(3,628)	(2,039)	(738)	(301)	(3,078)
Other income, net	13	(1)	8	20	17	3	8	28

Income from continuing operations before interest expense and income taxes	2,310	336	(281)	2,365	1,826	320	(293)	1,853
Interest expense	—	—	(177)	(177)	—	—	(169)	(169)

Income from continuing operations before income taxes	$2,310	$336	$(458)	$2,188	$1,826	$320	$(462)	$1,684

(1)	Technology Solutions segment results for fiscal year 2014, as reported under GAAP, include pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses.
(2)	Distribution Solutions segment operating expenses for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(3)	For the first nine months of fiscal year 2013, operating expenses include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(unaudited)

	December 31,	March 31,
	2013	2013
ASSETS
Current Assets
Cash and cash equivalents	$2,431	$2,456
Receivables, net	10,750	9,975
Inventories, net	11,462	10,335
Prepaid expenses and other	591	404

Total Current Assets	25,234	23,170
Property, Plant and Equipment, Net	1,359	1,321
Goodwill	6,300	6,405
Intangible Assets, Net	2,066	2,270
Other Assets	1,520	1,620

Total Assets	$36,479	$34,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$16,638	$16,108
Deferred revenue	1,286	1,359
Deferred tax liabilities	1,519	1,626
Current portion of long-term debt	353	352
Other accrued liabilities	2,108	1,912

Total Current Liabilities	21,904	21,357
Long-Term Debt	4,521	4,521
Other Noncurrent Liabilities	2,027	1,838
Stockholders’ Equity	8,027	7,070

Total Liabilities and Stockholders’ Equity	$36,479	$34,786

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$892	$1,079
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	475	383
Deferred taxes	86	499
Share-based compensation expense	115	123
Gain on business combination	—	(81)
LIFO charges	186	5
Other non-cash items	83	49
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(865)	67
Inventories	(1,387)	(313)
Drafts and accounts payable	584	(1,078)
Deferred revenue	20	72
Taxes	154	(90)
Litigation charges	68	60
Litigation settlement payments	(86)	(470)
Other	147	(29)

Net cash provided by operating activities	472	276

INVESTING ACTIVITIES
Property acquisitions	(188)	(145)
Capitalized software expenditures	(108)	(111)
Acquisitions, less cash and cash equivalents acquired	(116)	(577)
Proceeds from sale of business	55	—
Other	(65)	49

Net cash used in investing activities	(422)	(784)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	150	1,125
Repayments of short-term borrowings	(150)	(1,525)
Proceeds from issuances of long-term debt	—	892
Common stock transactions:
Issuances	150	112
Share repurchases, including shares surrendered for tax withholding	(128)	(413)
Dividends paid	(154)	(147)
Other	59	38

Net cash provided by (used in) financing activities	(73)	82

Effect of exchange rate changes on cash and cash equivalents	(2)	3

Net decrease in cash and cash equivalents	(25)	(423)
Cash and cash equivalents at beginning of period	2,456	3,149

Cash and cash equivalents at end of period	$2,431	$2,726